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                                                                   EXHIBIT 2.2



                                AMENDMENT NO. 1
                                       TO
                            STOCKHOLDERS' AGREEMENT


               This AMENDMENT NO. 1 to Stockholders' Agreement, is dated as of April 8, 1997 and is by and among Hayes Wheels International,
     Inc., a Delaware corporation (the "Company"), Joseph Littlejohn & Levy Fund II, L.P., a Delaware limited partnership ("JLL"), Chase Equity Associates, a California limited partnership ("Chase"), CIBC WG Argosy Merchant Fund 2, L.L.C., a Delaware limited liability company ("Argosy"), Nomura Holding America, Inc., a Delaware corporation ("Nomura"), and TSG Capital Fund II, L.P., a Delaware limited partnership ("TSG") (JLL, Chase, Argosy, Nomura and TSG, each being referred to herein as a "Stockholder" and collectively being referred to herein as the "Stockholders"). Capitalized terms used but not otherwise defined shall have the respective meanings set forth in the Stockholders' Agreement (as defined below).

                                   WITNESSETH

               WHEREAS, the Stockholders are parties to that certain Stockholders' Agreement, dated as of July 2, 1996 (the "Stockholders' Agreement"), relating to shares of common stock, par value $.01 per share, of the Company.

               WHEREAS, under the terms of the Stockholders' Agreement, Argosy is entitled to appoint a non-voting representative to attend meetings of the Company's Board of Directors.

               WHEREAS, the Stockholders are desirous of amending the Stockholders' Agreement to permit Argosy to designate a representative as a voting member of the Company's Board of Directors.

               NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

               1. Section 3.01(a) of the Stockholders' Agreement is hereby amended in its entirety to read as follows:

               (a) Members. During the term of this Agreement, each of JLL, TSG, Nomura and Argosy will use their best efforts to cause the



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                Board of Directors of the Company (the "Board") to consist of nine (9) members, of which: (i) four members shall be designees of JLL; (ii) one member shall be a designee of TSG;
                (iii) one member shall be a designee of Argosy; (iv) one member shall be the Chief Executive Officer of the Company; and (v) the other two members shall be determined by the Board; provided, however, such members determined by the Board shall not be affiliated with the Company or any of the Stockholders. During the term of this Agreement, the Company shall use its best efforts and shall exercise all authority under applicable law to cause to be elected or appointed, as the case may be, as directors of the Company a slate of directors consisting of individuals meeting the requirements of the previous sentence.

                2. The last sentence of Section 4.01(b) is hereby amended in its entirety to read as follows:

                Notwithstanding anything stated herein to the contrary, the Transfer of Shares by any of JLL, TSG or Argosy shall not result in the assignment of such transferring Stockholder's rights under Section 3.01(a) hereof.

                3. Except as specifically amended hereby, the Stockholders' Agreement shall continue and remain in full force and effect in accordance with its terms. From and after the date hereof, all references in the Stockholders' Agreement to the "Agreement," "hereunder," "hereof," "herein," or words of similar import shall mean and be a reference to the Stockholders' Agreement as amended by this Amendment No. 1.

                            [Signature Page Follows]






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        IN WITNESS WHEREOF, the undersigned hereby agrees to be bound by the terms and provisions of this Amendment No. 1 to the Stockholders' Agreement as of the date first above written.

                                HAYES WHEELS INTERNATIONAL, INC.

                                By: /s/ Daniel M. Sandberg
                                   --------------------------------
                                   Name: Daniel M. Sandberg
                                   Title: Vice President

                                JOSEPH LITTLEJOHN & LEVY FUND II, L.P.

                                By:  JLL ASSOCIATES II, L.P.,
                                     its General Partner

                                By: /s/ Paul S. Levy
                                   --------------------------------
                                   Name: Paul S. Levy
                                   Title: General Partner

                                CHASE EQUITY ASSOCIATES, a
                                California Limited Partnership

                                By:  CHASE CAPITAL PARTNERS,
                                     its General Partner

                                By: /s/ Donald J. Hoffman
                                   --------------------------------
                                   Name: Donald J. Hoffman
                                   Title: General Partner

                                CIBC WG ARGOSY MERCHANT FUND 2,
                                L.L.C.

                                By: /s/ Jay Bloom
                                   --------------------------------
                                   Name: Jay Bloom
                                   Title: Member






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                                NOMURA HOLDING AMERICA, INC.

                                By: /s/ Dennis Dolan
                                   --------------------------------
                                   Name: Dennis Dolan
                                   Title: Managing Director


                                TSG CAPITAL FUND II, L.P.

                                By:  TSG ASSOCIATES II, L.P.,
                                     its General Partner

                                By:  TSG ASSOCIATES II, INC.,
                                     its General Partner

                                By: /s/ Cleveland A. Christophe
                                   --------------------------------
                                   Name: Cleveland A. Christophe
                                   Title: President